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                                                                  Exhibit 10.5


                                  LOAN CONTRACT


                                          Contract Number: 200001RL Zi No.(190)

BORROWER: UTStarcom (China) Co., Ltd.
Address: No.6 Chao YangMen BeiDaJie DongCheng District, Beijing

LENDER: Bank of China Beijing Branch
Address: No.8, YangBaoLu, Chao Yang District, Beijing

         In accordance with provisions of Contract Law of the People's Republic of China and Bank of China, after reviewing the status and the request of the Borrower, the Lender agrees to grant the Borrower a line of credit on September 12, 2000. The Borrower, Lender and Guarantor, through friendly negotiation, have executed this Contract as follows:

ARTICLE 1    CURRENCY, AMOUNT AND TERM OF THE LOAN:

             1. The Currency under this loan is Reiminbi.

             2. The Line of the loan is fifty million yuan.

             3. The period of this loan is 12 months from the date of
                effectiveness of this contract.

ARTICLE 2    THE PURPOSE OF THE LOAN:

             1. The purpose of this loan is used for working capital turnover.

             2. Without written approval of the Lender, the Borrower could not use the loan out of the scope of the purpose.

ARTICLE 3    INTEREST RATE AND CALCULATION OF INTEREST:

             1. Interest rate: The interest rate shall be [***] During the loan term, if the country's related authority adjusted the interest rate or the manner of calculation of interest, the interest of this contract shall be adjusted accordingly after one year from the date of execution of this contract. The adjustment shall be conducted when the interest rate are executed one year. It is not obliged to inform the Borrower when the adjustment of interest.

             2. The interest shall be calculated from the date of first drawdown and the actual days the borrower use. One year shall be calculated as 360 days.

             3. The payment of interests: The Borrower shall pay the interests per quarter. The payment date shall be March 20, June 20, September 20 and December 20. If the payment for the last installment is not on the payment date, the interests shall deduct the interest from the bank account of the Borrower. In the event that the Borrower fails to pay the interests on time and the balance of the account of the Borrower is not enough for the payment of interest, the Lender shall

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have rights to collect a penalty being [***] of the outstanding amount per day for the Borrower's breach of contract.

ARTICLE 4    OVERDUE INTERESTS AND MISUSING INTERESTS

             1. If the Borrower fails to repay the loan and can not reach a agreement with the Lender regarding the extension, the Lender shall collect an overdue penalty for [***] of the overdue amount per day.

             2. If the Borrower fails to uses the loan in accordance with the provisions set forth in this contract, the Lender shall have right to charge a interests for the misusing part at a rate of [***] per day.

ARTICLE 5    ACCOUNT

         The Borrower shall open Reiminbi basic account and/or foreign currency account at the Lender or Lender's branch for the use of draw-down, repayment, payment of interests and fees.

ARTICLE 6    DRAW-DOWN

             1. The loan under this contract is revolving, the balance of this contract shall not more than the line of credit.

             2. The Borrower shall send a draw-down application as the form herein attached in this contract 7 days before the date of draw-down.

             3. The Borrower shall not draw the loan less than 1 million.

ARTICLE 7    CONDITIONS FOR DRAW-DOWN

         The following conditions shall be satisfied in advance of the draw-down date:

             1. The Borrower has opened foreign account and Reiminbi account at the office of the Lender or the branch of the Lender;

             2. This contract and the appendices have been effective;

             3. The Borrower has provided the recognition of the investment or certificate of the investment to the Lender;

             4. The Borrower has provided the board resolution and power of attorney regarding this loan contract;

             5. The Borrower has provided the list and the signature sample of the authorized person who empower to sign this contract and documents;

             6. The Guaranty under this contract has been effective;


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             7. The Borrower has been satisfied the warrants under Article 11 of this contract;

             8. The other requirement for the draw-down have been satisfied.

ARTICLE 8    REPAYMENT PLAN AND PREPAYMENT

             1. The Borrower shall repay the loan in accordance with the status of its cash. The Borrower shall inform the Lender the payment amount and date [***] prior to make the payment. The Borrower shall be obliged to repay the principal and related interests on due date without any condition.

             2. The payment made by the Borrower and the deduction from the account of the Borrower shall be used for repaying the interest at first and then for repaying the principal.

             3. In the event the Borrower fails to repay the loan, the Lender shall have rights to deduct the debt from the bank account of the Borrower at the Lender or empower the branches of the Lender to deduct the debt from the bank account of the Borrower at the Lender's branches;

             4. The installment of repayment shall not less than 1 million.

ARTICLE 9    DEBT CERTIFICATE

         The Lender shall keep record in the Lender's account for the principal, interests and fees and other fees of the Borrower under this contract; The above mentioned record and the documentation for the draw-down, repayment and payment of interest is the certificates of the debts between the Borrower and the Lender.

ARTICLE 10   GUARANTY

             1. UTStarcom (Hangzhou) telecom Co., Ltd. (the "Guarantor") shall be the guarantor for the loan under this contract and take jointly liabilities.

             2. During the term of this contract, if the guarantor's financial status become deteriorated or the liabilities for repayment of debts become weak, the Lender shall have right to request the Borrower changes guarantor or provide mortgage and pawn secured for this loan under this contract.

ARTICLE 11   REPRESENTATIONS AND WARRANTIES

    I.   The Borrowers represents and warrants as follows:

             1. The Borrower is a company duly organized and validly existing under the law of the People's Republic of China and has the power and authority to own its property to consummate the transactions contemplated in this contract and join the litigation. The Borrower has the power to handle it assets used in operation.

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             2. The Borrower is at its option to sign and perform this contract.
It is the Borrower's true meaning and has the power to sign this contract and it is not breach it article of association or regulations or contracts. The procedure for signature and performance of this contract has been gone through and fully effectiveness.

             3. The all documents, materials, reports and certificates provided to the Lender by the borrower for consummation of this contract is true, real, compete and effective

             4. The Borrower shall not conceal the following events which is being happened or have been happened which will cause the Lender refuse to extend the loan:

                (1) The Borrower or the principal executives of the Borrower involve in material events which breach regulations, laws or compensation to others;

                (2) Pending actions and arbitration;

                (3) The Borrower's debts or proposed debts or liens and other encumbrances;

                (4) The other matters will impact the financial status or abilities of repayment for the debts;

                (5) The Borrower breached contract which is between the Borrower and other creditors.

    II.  The Borrower hereby warrants as follows:

             1. Using the capital of the loan as usage set forth in this contract, the Borrower will not use the loan as Equity investment; The Borrower will not use the capital of the loan invest in security, future, real estate etc. The Borrower will not lend to the others privately or involving other maters which is prohibited by the country. The Borrower will not misusing or appropriation of the loan.

             2. Making payment and related expenses in accordance with the provisions set forth in this contract;

             3. Providing update financial statement or financial bulletin every quarter; Providing the audited financial report at the first quart of each year; Providing operation report, financial report or other files and materials and shall warrant the reality, correct and effectiveness for the files and materials;

             4. Any anti-guaranty or other similar documents will not make any impact on the rights and benefits of the Lenders;

             5. Accepting the supervision of the Lender, provides assistance and cooperation for the Lender's supervisions;

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             6. Will not reduce the registration capital; Prior approval from the lender shall be required when the Borrower changes of shareholders and operation manner(including but not limited to joint venture, cooperation, jointly cooperation; dissolution, closedown, liquidation, transformation; merger; change to share company, use the housing, machinery or other real assets or trademark, intellectual property, Knowhow, landing using rights or other intangible assets to invest in share company or investment company, trading of operation right or own right by contracting, joint operation, trusteeship)

             7. The Borrower shall inform the Lender and warrants the liability under its security will not more than net assets of the Borrower when the Borrower guarantee for other party or mortgage its assets. The Borrower warrants that will not dispose the assets which will make adverse impact on its ability of paying debts.

             8. The Borrower will not pay the other similar loans prior to the Lender;

             9. The Borrower warrants to inform the Lender immediately when the following events occurred:

                (1) The event of breach of contract under this contract or other loan or guaranty contracts between the Borrower and any branches of Bank of China or other banks, non-bank financial organization;

                (2) The Borrower changes shareholders or revise the article of association;

                (3) The Borrower suffer difficulties and bad result in financial and operation;

                (4) The Borrower involves in material actions or arbitration;

            10. The Borrower shall keep sufficient balance for repayment prior [***] to the due date.

            11. The Borrower shall keep its bank transactions regarding income collection, sell foreign currency or buy foreign currency ect. Shall be conducted at the Lender or other branches of the Lender. The turn-over for the capital shall satisfy the demand of the Lender;

    III. The Borrower's representations and warrants hereunder this contract shall be effective even though any amendment, supplements or revised to be made to this contract.

ARTICLE 12   REPRESENTATIONS AND WARRANTS OF THE LENDER

    I.   The Lender represents and warrants as follows:

             1. The Lender is a state-owned commercial bank or branch duly organized and validly existing under the law of P.R.C and approved by the Industry and Commercial Administration and holds the financial institutions legal person licenses and financial institutions operation license to be qualified to operate financial business.


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             2. The Lender has taken all necessary action to authorize the execution of this contract and performance of its obligations under this contract. The Lender is duly authorized to extend this loan.

    II.  The Lender warrants as follows:

             1. The Lender shall extend the loan in accordance with the provisions set forth in this Contract.

             2. Collect interests in accordance with the regulations of the People's Bank.

ARTICLE 13   EVENTS OF BREACH CONTRACT AND SETTLEMENT:

    I.   Settlement of the Borrower breach of contract

             1. Event of breach of contract:

                (1) The Borrower fails to use the loan in accordance with the agreed usage of the Loan;

                (2) The Borrower fails to repay the due principal and pay the interests, expenses or other payable in accordance with the agreed term of this contract;

                (3) The Borrower breaches the representation and warrants set forth in Article 11.

                (4) The Borrower breaches other loan agreements or guaranty agreements or the Guarantor breach the guaranty agreement which may make impact the Borrower to perform the obligations under this contract.

                (5) Conclusive evidence to show that the Borrower lose the capacity of credit or during performance of the obligation under this contract, the financial conditions of the Guarantor are seriously deteriorating or other reasons caused the Guarantor the capacity of credit decline.

                (6) The Borrower breaches the other obligations under this contract.

             2. Under the above circumstances, the Lender shall have right to:

                (1) Request the Borrower to rectify within the period designed by the Lender;

                (2) Cease in extending the loan or cancel the credit;

                (3) Declare the loan under this contract is due and the Lender shall have right to deduct the outstanding amount from the account of the Borrower. The Borrower shall not appeal against the Lender.

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                (4) Declare the loan is due under other loan agreements
between the Lender and the Borrower, request the Borrower to repay the loan principals, interests, and other expenses.

    II.  The settlement for the Lender breach of the contract

             1. The Lender fails to extend the loan as agreed in this contract without any reasons;

             2. The Lender breaches the agreed interest rate and collection add interests or other fees;

             3. The Lender breaches the provisions set forth in Article 12;

             4. Under the above circumstances, the Borrower shall have right to:

                (1) Request the Lender to rectify;

                (2) Repay the loan ahead of time and refuse to pay any compensation for prepayment.

ARTICLE 14   DEDUCTION

         The Borrower shall pay in full for the payment without any counteraction or any condition.

ARTICLE 15   ASSIGNMENT OF THE DEBT AND CREDIT

             1. The Borrower shall not assign its right and liability under this contract to other third party without any written approval of the Lender;

             2. In the event the Borrower assign its right and liability under this contract to other third party under the written consent of the Lender, the third party shall abide this contract without any condition.

ARTICLE 16   PERFORMANCE OF OBLIGATION AND WAIVER OF RIGHTS

             1. The Borrower is independent contractor under this contract, it will not impact by any other relations between the Borrower with other party except the other provisions set forth in this contract.

             2. The Lender give any extension, toleration, favor to the Borrower or permit the Borrower to delay of performance any obligation under this contract shall not impair any rights of the Lender in accordance with this contract and laws, regulation, it shall be deemed to have waived its rights under this contract and the obligation shall be performed by the Borrower under this contract.

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ARTICLE 17   AMENDMENT, SUPPLEMENT AND INTERPRETATION OF THE CONTRACT

             1. This contract could be amended and supplemented upon the written agreements conclude by the parties. Any a amendment and supplement shall be integral party of this contract.

             2. In the event change of laws, regulations or legal practice which will cause any terms contained in this Contract become illegal, invalid or loss of practice, the other part of this contract shall not be impaired by it. The both parties shall make efforts to change the illegal, invalid or loss of practice part.

             3. For the matters not referred in this contract shall be construed in accordance with the provisions of the People's Bank of China.

ARTICLE 18   DISPUTE RESOLUTION, GOVERNING LAW AND WAIVER OF EXEMPTION

             1. The conclusion, interpretation and dispute resolution shall be subject to the Laws of the People's Republic of Chin. The disputes arising from the execution of this contract shall be settled through friendly consultation by both parties. In case no settlement can be reached, the disputes shall be submitted to the People's Court of the location of the Lender for judgment.

             2. The Borrower shall not reject any obligation during the settlement of disputes.

             3. The execution and performance of this contract and the related transaction is civil behavior. The Borrower shall not appeal to take action to exempt from the obligation under this contract.

         (if both parties agree to apply arbitration, the above term shall be:)

         1. The conclusion, interpretation and dispute resolution shall be subject to the Laws of the People's Republic of Chin. The dispute arising from the execution of this contract shall be settled through friendly consultation by both parties. In case no settlement can be reached, the disputes shall be submitted to China International Economic and trade arbitration commission for arbitration.

         2. The arbitration shall be conducted in accordance with the Arbitration Law of People's Republic of China and Provisional Rules of Procedure of China international economic and trade arbitration commission.

         3. During the Arbitration, this contract shall be effective and the Borrower shall not disclaim the any obligations under this contract.

         4. The execution and performance of this contract and the related transaction is civil behavior. The Borrower shall not appeal to take action to exempt from the obligation under this contract.


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ARTICLE 19   OTHER MATTER AGREED BY THE PARTIES.

ARTICLE 20   APPENDICES

         The following appendices shall be integral part of this contract:

         1. Draw-down application

         2.

ARTICLE 21   NOTICE

         1. Any notice, payment notice or telecommunications shall be forwarded to the following address:

         To: The Borrower: UTStarcom (China) Co., Ltd.

         Address: No. 6 Bei Da Jie, Chao Yang Men, Dongcheng district, Beijing Post Code: 100027
         Fax: 65542058

         To: The Lender: Bank of China Beijing Branch

         Address: No. 8 YaBaoLu, ChaoYang District.
         Post Code: 100020
         Fax: 65199666

         2. If any change of address shall inform the other party immediately.

         3. Any notice, payment request or communication shall be forwarded to the above address. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

            (1) If given in letter it shall be deemed effectively given on the fifth day after the date mailed by registered airmail, postage prepaid;

            (2) If given by telex it shall be deemed effectively given on the date the other party returned the information;

            (3) If given by facsimile it shall be deemed effectively given on the first date of transmission;

            (4) If given by personal delivery it shall be deemed effectively given on the date of personal delivery;

         This contract become effective after signed by the authorized representatives of both parties until the loan and the interests and other related expenses be cleared up.


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         This contract is executed in _____ original and be equally authentic.
Each of the Borrower, the Lender shall hold ____ copy.


Borrower:     UTStarcom (China) Co., Ltd.

Lender:       Bank of China, Beijing Branch

Date:         August 29, 2000




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